SECOND AMENDMENT
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT
                      -------------------------------------

         THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), effective as of the 8th day of November, 2000 is made by and between FIRSTAR BANK, N. A., a national banking association, successor by merger with Firstar Bank Missouri, National Association, formerly known as Mercantile Bank National Association ("Firstar"), FIRST UNION NATIONAL BANK, a national bank ("First Union"), and OLD NATIONAL BANK, a national bank ("Old National," and collectively with Firstar and First Union referred to herein as the "Existing Banks"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("LaSalle," and collectively with the Existing Banks referred to herein as the "Banks"), and FIRSTAR BANK, N. A., a national banking association, successor by merger with Firstar Bank Missouri, National Association, formerly known as Mercantile Bank National Association, in its capacity as agent for the Banks (in such capacity, the "Agent"), and SHOE CARNIVAL, INC. ("Borrower").

                                   WITNESSETH:
                                   ----------

         WHEREAS, the Existing Banks, Agent and Borrower are parties to a certain Amended and Restated Credit Agreement dated as of April 16, 1999, as amended by a certain Amendment to Amended and Restated Credit Agreement dated as of March 24, 2000 made by and among Borrower, Agent and the Existing Banks (as amended, the "Agreement"), pursuant to which the Existing Banks have agreed to loan Borrower such sums, not to exceed $55,000,000.00 outstanding at any one time, as Borrower may request from time to time, which obligations of Borrower are presently evidenced by the Agreement and by a certain Promissory Note dated March 24, 2000 made by Borrower payable to the order of Firstar in the original principal amount of Twenty-One Million Five Hundred Thousand Dollars ($21,500,000.00), by a certain Promissory Note dated March 24, 2000 made by Borrower payable to the order of Old National in the original principal amount of Twelve Million Dollars ($12,000,000.00), and by a certain Promissory Note dated March 24, 2000 made by Borrower payable to the order of First Union in the original principal amount of Twenty-One Million Five Hundred Thousand Dollars ($21,500,000.00) (as amended, the "Notes");

         WHEREAS, Borrower, Agent and Banks wish to further amend the Agreement to increase the maximum principal amount available to Borrower thereunder, to extend the term thereof, to change certain covenants contained in the Agreement, to add LaSalle as a "Bank" thereunder and party thereto, to issue a new Promissory Note payable to LaSalle and to make certain other revisions to the Agreement as hereinafter set forth;

         NOW, THEREFORE, in order to effect such amendments and in consideration of the premises herein set forth, Borrower, Agent and Banks agree as follows:

         1. The definition of "Commitment" in Section 1.1 of the Agreement is hereby amended to provide as follows:

              "Commitment" means Seventy Million Dollars ($70,000,000.00), and, with respect to each Bank, the amount specified as such and set opposite the name of such Bank on the signature pages of that certain Second Amendment to Amended and Restated Credit Agreement dated as of November 8, 2000.

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         2.   The  definition  of "Banks"  in  Section  1.1 of the  Agreement is hereby  amended to provide as follows:

              "Banks" mean Firstar Bank, N. A., the successor by merger with Firstar Bank Missouri, National Association, formerly known as Mercantile Bank National Association and its successors and assigns, Old National Bank and its successors and assigns, First Union National Bank and its successors and assigns, and LaSalle Bank National Association and its successors and assigns.

         3.   Paragraph (b) in the definition  of "Interest  Period" in Section
1.1 of the Agreement is hereby amended to provide as follows:

              (b) Any Interest Period which includes March 31, 2003 shall end on such date.

         4. The definition of "Notes" in Section 1.1 of the Agreement is hereby amended to provide as follows:

              "Notes" mean the amended and restated promissory notes of Borrower in the form of Exhibits A, B, C and D attached to that certain Second Amendment to Amended and Restated Credit Agreement dated November 8, 2000, evidencing the obligation of Borrower to repay the Loans and amounts outstanding under any Reimbursement Agreements.

         5. The Note of Borrower payable to the order of Firstar shall here-after be amended and restated in the form of that Note attached to this Amendment as Exhibit A and incorporated herein by reference. The Note of Borrower payable to the order of Old National shall hereafter be amended and restated in the form of that Note attached to this Amendment as Exhibit B and incorporated herein by reference. The Note of Borrower payable to the order of First Union shall hereafter be amended and restated in the form of that Note attached to this Amendment as Exhibit C and incorporated herein by reference. Borrower shall execute and deliver to LaSalle a new Note in the form of that Note attached to this Amendment as Exhibit D and incorporated herein by reference to evidence the Borrower's obligations to LaSalle under the Agreement and the other Transaction Documents.

         6. The definition of "Pro Rata Share" in Section 1.1 of the Agreement is hereby amended to provide as follows:

              "Pro Rata Share" shall mean the pro rata share of loans to be made by each of the Banks hereunder or of other amounts to be shared between Banks, which shall be 30.71429% for Firstar, 17.14285% for Old National, 30.71429% for First Union and 21.42857% for LaSalle.

         7. By its execution of this Amendment and the payment by LaSalle of the amounts specified in the next sentence required to be paid on the date hereof, LaSalle hereby accepts a Commitment to make Loans to Borrower in the amount of Fifteen Million Dollars ($15,000,000.00), and LaSalle shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Agreement to the extent of such Commitment. On the date hereof, LaSalle shall purchase from each of the Existing Banks such portion of the outstanding Loans and shall assume such portion of each Existing Bank's risk participation in any Letters of Credit issued by Firstar and outstanding at the date hereof, such that LaSalle and each Existing Bank shall hold its respective Pro Rata Share (as such definition has been amended herein)


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

of the Loans and the risk participations in such Letters of Credit following such purchase. LaSalle shall pay to each of the Existing Banks such required amounts on the date hereof in federal funds or other immediately available funds. It is understood that Commitment Fees under Section 2.6 of the Agreement accrued prior to the date hereof with respect to the Commitments of the Existing Banks, are for the accounts of the Existing Banks and such Commitment Fees accruing from and including the date hereof are for the accounts of all of the Banks (pursuant to their respective Pro Rata Shares thereof). Such Commitment Fees from the date hereof through December 31, 2000 shall be calculated under paragraph (a) of Section 2.6. Each of the Banks hereby agrees that if it receives any amount under the Agreement which is for the account of any of the other Banks, it shall receive the same for the account of such other Bank(s) to the extent of such other Bank's interest therein and shall promptly pay the same to such other Bank. The execution of this Amendment by the Borrower, the Agent and each of the Existing Banks is evidence of their consent to the addition of LaSalle as a Bank under the Agreement.

         8. The definition of "Term" in Section 1.1 of the Agreement is hereby amended to provide as follows:

              "Term" means the period from the Effective Date up to and including March 31, 2003; except that (i) all, but not less than all, of the Banks may, in their sole discretion, extend such Term for additional one-year periods by notifying Borrower of each such extension at least 12 months prior to the expiration of the then current Term end of their intention to extend the Term by an additional year; and (ii) Agent may terminate Banks' obligations hereunder at any time prior to such stated maturity date or any extension thereof pursuant to Article 6 herein.

         9. The definition of "EBITDA" in Section 2.5(b) of the Agreement is hereby amended to provide as follows:

         As used herein, the term "EBITDA" as of any date shall mean Borrower's net income before taxes, plus interest expense, plus depreciation, plus amortization, as determined in accordance with generally accepted accounting principles consistently applied, for the four quarter period ended as of the then most recent fiscal quarter-end or fiscal year-end for which financial statements have been delivered to Banks pursuant to Sections 5.1(a)(i) or (iii).

         10. Section 5.1(e)(i) of the Agreement is hereby deleted in its entirety and in its place shall be substituted the following:

              (i) Have a Net Worth of not less than $93,500,000.00 as of the end of each fiscal quarter during the Term hereof.

         11. The Borrowing Base Certificate (as defined in the Agreement) attached as Exhibit E to the Agreement, shall be amended and restated in the form of that certain Borrowing Base Certificate attached hereto as Exhibit E. All references in the Agreement to the "Borrowing Base Certificate" and other references of similar import shall hereafter be amended and deemed to refer to the Borrowing Base Certificate in the form of that attached hereto as Exhibit E, which shall be submitted by Borrower to Banks as required in the Agreement.

         12. The form of Notice of Borrowing (as defined in the Agreement) attached as Exhibit F to the Agreement, shall be amended and restated in the form of that certain Notice of Borrowing attached hereto as Exhibit F. All references in the Agreement to the "Notice of Borrowing" and other references of


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


similar import shall hereafter be amended and deemed to refer to the Notice of Borrowing in the form of that attached hereto as Exhibit F.

         13. The Agent and the Existing Banks make no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Agreement or any Note. LaSalle acknowledges that it has, independently and without reliance on the Agent or any of the Existing Banks, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to become a party to the Agreement as a Bank, and LaSalle will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

         14. Borrower hereby represents and warrants to Agent and to Banks that:

              (a) The execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and Borrower is not now in default under or in violation of, the terms of the Articles of Incorporation or Bylaws of Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which Borrower is a party or by which it is bound or to which it is subject;

              (b) This Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms; and

              (c)      As  of  the   date   hereof,   all  of  the   covenants,
representations and warranties of Borrower set forth in the Agreement are true and correct and no "Event of Default" (as defined therein) under or within the meaning of the Agreement, as hereby amended, has occurred and is continuing.

         15. The Agreement, as hereby amended, and the Notes, as hereby amended, are and shall remain the binding obligations of Borrower, and except to the extent amended by this Amendment, all of the terms, provisions, conditions, agreements, covenants, representations, warranties and powers contained in the Agreement and the Notes shall be and remain in full force and effect and the same are hereby ratified and confirmed. This Amendment amends the Agreement and is not a novation thereof.

         16. All references in the Agreement to "this Agreement" and to the "Notes" and any other references of similar import shall henceforth mean the Agreement or the Notes, as the case may be, as amended by this Amendment. All references in the Notes or other documents to "the Agreement" and to the "Notes" and any other references of similar import shall henceforth mean the Agreement or the Notes, as the case may be, as amended by this Amendment.

         17. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations hereunder.

         18. This Amendment is made solely for the benefit of Borrower, Agent and Banks as set forth herein, and is not intended to be relied upon or enforced by any other person or entity.

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


         19. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, AGENT AND BANKS FROM ANY MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER, AGENT AND BANKS COVERING SUCH MATTERS ARE CONTAINED IN THIS AMENDMENT, THE NOTES AND THE AGREEMENT, WHICH CONSTITUTE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER, AGENT AND BANKS EXCEPT AS BORROWER, AGENT AND BANKS MAY LATER AGREE IN WRITING TO MODIFY. THIS AMENDMENT, THE NOTES AND THE AGREEMENT EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

         20. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri.

         21. In the event of any inconsistency or conflict between this Amendment and the Agreement or the Notes, the terms, provisions and conditions of this Amendment shall govern and control.

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         IN WITNESS  WHEREOF  the  parties  hereto  have  executed  this  Second
Amendment to Amended and Restated Credit Agreement as of the day and year first above written on this 8th day of November, 2000.

                                    SHOE CARNIVAL, INC.

                                        /s/ W. Kerry Jackson
                                    By: -----------------------------
                                        W. Kerry Jackson, Vice President,
                                              Chief Financial Officer
                                                   and Treasurer

Commitment:                         FIRSTAR BANK, N. A.
Facility A:  $21,500,000.00 (30.71429%)
                                        /s/ J. Eric Hartman
                                    By: -----------------------------
                                        J. Eric Hartman, Vice President

Commitment:                         OLD NATIONAL BANK
Facility A:  $12,000,000.00 (17.14285%)
                                        /s/ John Lamb
                                    By: -----------------------------
                                        John Lamb, Vice President

Commitment:                         FIRST UNION NATIONAL BANK
Facility A:  $21,500,000.00 (30.71429%)
                                        /s/ Timothy N. Hyslop
                                    By: -----------------------------
                                        Timothy N. Hyslop, Senior Vice President

Commitment:                         LASALLE BANK NATIONAL ASSOCIATION
Facility A:  $15,000,000.00 (21.42857%)
                                        /s/ John Beardslee
                                    By: -----------------------------
                                        John Beardslee, Vice President

                                    FIRSTAR BANK, N. A., AS AGENT

                                        /s/ J. Eric Hartman
                                    By: -----------------------------
                                        J. Eric Hartman, Vice President




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